Exhibit 99.1

Contacts:
Investor Relations
Mary Ekman
425-216-7995
mary.ekman@clearwire.com

Media Relations
Susan Johnston
425-216-7913
susan.johnston@clearwire.com
Clearwire Reports Third Quarter 2008 Results
Key Highlights
•	FCC Announced Approval of Clearwire/Sprint Transaction and Clearwire Stockholder Vote Scheduled for November 20

•	Third Quarter Service Revenue Increases 47 percent over Q3 2007 to $60.8 million

•	Record High ARPU Exceeds $40 in Third Quarter

•	Initial Markets Post Record Market EBITDA Margin of 37 percent in Third Quarter

•	Adjusted EBITDA Loss Narrows for Fourth Consecutive Quarter

•	Clearwire Successfully Trials First Mobile WiMAX Network Overlay in Bellingham, WA Paving the Way for 2009 Planned Upgrade of Existing Pre-WiMAX Markets
KIRKLAND, Wash. – November 10, 2008 – Clearwire Corporation (“Clearwire”) [NASDAQ: CLWR], a leading provider of wireless high-speed Internet service, today reported financial and operating results for its third quarter ended September 30, 2008.
“Clearwire’s solid third quarter results, which include a record high consolidated ARPU of over $40, a new record Market EBITDA margin in our Initial Markets and the fourth consecutive quarter of narrowing consolidated adjusted EBITDA losses, demonstrate once again the attractive economics associated with the market operations side of our business,” said Benjamin G. Wolff, chief executive officer of Clearwire. “On the market development side of our business, through thoughtful and judicious capital management and expense control, we focused our resources on the strategic priorities of preparing our upcoming mobile WiMAX markets for launch as well as successfully completing a proof of concept network overlay deploying mobile WiMAX technology in one of our existing markets during the quarter.”
“We were very gratified when last week the FCC announced unanimous approval of our pending transaction to combine Clearwire with Sprint’s WiMAX business,” Wolff continued. “With unparalleled spectrum resources, next generation technology that is commercialized today, key distribution partners and substantial financing, we believe Clearwire will be set to unleash a new way to Internet by offering a true mobile broadband experience for our customers. We continue to make progress toward closing the transaction before the end of the year.

2008 Third Quarter and Year-to-Date Consolidated Results
Consolidated Average Revenue Per User (or ARPU) for the 2008 third quarter was a Clearwire record $40.43, an increase of $3.02 above the $37.41 level from the prior year third quarter. ARPU growth was driven by increased sales of new services, including our Voice over Internet Protocol (or VoIP), PC Card and other ancillary services, as well as a reduced level of promotional programs compared to the prior year.
Consolidated Churn was 3.0 percent in the third quarter of 2008 compared to 2.3 percent for the third quarter of 2007 and, on a sequential quarter basis, compared to 2.6 percent in the second quarter of 2008. The increase in consolidated subscriber churn was primarily driven by an increase in domestic churn to 2.8 percent for the third quarter due to significantly reduced marketing efforts in our pre-WiMAX markets and increased bad debt-related churn reflecting a difficult consumer economic environment.
Consolidated Service Revenue increased by 47 percent to $60.8 million in the third quarter, versus $41.3 million for the same quarter of 2007. The growth in Service Revenue was driven primarily by Clearwire’s larger subscriber base, which has increased to approximately 469,000 at the end of the third quarter 2008, up from 348,000 at the end of the third quarter 2007. In anticipation of its previously announced upgrade of existing markets to mobile WiMAX and consistent with an ongoing primary focus on market level profitability, Clearwire continued to moderate new subscriber growth by significantly reducing sales and marketing efforts, resulting in approximately 8,300 net new subscribers during the third quarter.
Gross Margin declined slightly to 27 percent of Revenue in the third quarter from 29 percent in the same period in 2007 primarily due to the significantly increased number of network cell sites that the Company is leasing in advance of its planned mobile WiMAX market rollout. Clearwire ended the third quarter with a total of approximately 2,470 cell sites in service compared to approximately 2,150 as of September 30, 2007. In addition, at September 30, 2008 approximately 3,200 cell sites were leased and being prepared for mobile WiMAX deployment as compared to approximately 1,500 cell sites leased but not yet on air at the end of Q3 2007.
The third quarter of 2008 marks the fourth consecutive quarter for which Clearwire reported a narrowing Adjusted EBITDA loss. Third quarter Adjusted EBITDA reflected a loss of $72.9 million, versus an Adjusted EBITDA loss of $84.1 million for the same period in 2007. The decreased loss compared to the year-ago quarter was due primarily to a significant decrease in selling, general and administrative expenses (SG&A) consistent with the Company’s previously announced focus on moderating sales and marketing spending and subscriber growth in order to direct its resources toward development of new mobile WiMAX markets and the accelerated upgrade of existing markets to mobile WiMAX technology. The third quarter SG&A decrease was partially offset by increased network costs, customer care costs, and higher cash spectrum lease expense.
Clearwire reported a Net Loss of $166.6 million for the third quarter ended September 30, 2008 compared to a Net Loss of $328.6 million for the same period in 2007. The 2007 period included a non-cash charge of $159.2 million related to extinguishment of debt. Please refer to note (6) under Definition of Terms and Reconciliation of Non-GAAP Financial Measures later in the release for information regarding Adjusted Net Loss and Adjusted Net Loss per share for the three and nine month periods ended 2007 and 2008.

Capital Expenditures (or CapEx) for the third quarter were $63.0 million, which was significantly below the $114.6 million CapEx level in the same period last year. CapEx decreased primarily due to higher network capital expenditures in the prior year required to launch five new Clearwire markets covering over 3 million POPs during third quarter 2007.
Consolidated Service Revenue for the nine months ended September 30, 2008 was $170.9 million, an increase of 61 percent from $106.1 million in the same period last year. The rapid revenue growth was fueled by subscriber growth of 35 percent and a $1.79 increase in ARPU for the nine month year-to-date period in 2008 as compared to the same period in 2007. Consolidated Gross Margin for the nine month period was $46.2 million or 27 percent, compared to $36.7 million or 35 percent for the same period in 2007. The decrease in Gross Margin percentage was primarily due to the increased number of network cell sites that the Company is leasing in advance of its planned mobile WiMAX market rollout. Adjusted EBITDA loss for the nine month 2008 period was $229.4 million compared to $205.9 million for the nine months ended September 30, 2007, reflecting the increased number of launched markets year-over-year as well as continued investments in future growth.
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The following table summarizes Clearwire’s third quarter and nine months ended September 30, 2008 consolidated results, versus the 2007 third quarter and nine month results.
Clearwire Corporation
Summary of Income Statement Data (unaudited)
In thousands, unless otherwise noted

	Three Months Ended September 30			Nine Months Ended September 30
	2008	2007	% Change	2008	2007	% Change
REVENUE
Service	$60,839	$41,297	47%	$170,930	$106,056	61%

Total Revenue	60,839	41,297	47%	170,930	106,056	61%

Cost of Service	44,399	29,268	52%	124,766	69,316	80%

Gross Margin	16,440	12,029	37%	46,164	36,740	26%
Gross Margin %	27%	29%		27%	35%

Selling, General and Administrative	84,305	103,424	-18%	278,183	259,456	7%
Transaction Related Expenses	4,932	—	N/M	15,156	—	N/M
Research and Development	537	194	177%	1,567	1,217	29%
Spectrum Lease Expense	32,194	28,278	14%	96,401	56,543	70%

EBITDA Loss	(105,528)	(119,867)	-12%	(345,143)	(280,476)	23%

Adjustment for Non-Cash Items and Transaction Related Expenses	32,645	35,733	-9%	115,736	74,601	55%

Adjusted EBITDA Loss	$(72,883)	$(84,134)	-13%	$(229,407)	$(205,875)	11%

KEY OPERATING METRICS (k for ‘000’s, MM for ‘000,000’s)
Net Subscriber Additions	8k	49k		75k	141k
Total Subscribers	469k	348k		469k	348k
ARPU	$40.43	$37.41		$38.92	$37.13
Churn	3.0%	2.3%		2.6%	2.0%
CPGA	$360	$462		$387	$426
Capital Expenditures	$63.0MM	$114.6MM		$178.4MM	$279.2MM
Covered POPS	16.9MM	14.8MM		16.9MM	14.8MM
Cash, Cash Equivalents and Investments	$423MM	$1,017MM		$423MM	$1,017MM
Note: For a definition and reconciliation of non-GAAP financial measures, including Adjusted EBITDA, ARPU, Churn, CPGA, EBITDA and Market EBITDA, please refer to the section titled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” at the end of this release.
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Market-Level Progress
2008 Third Quarter and Year-to-Date Results
Clearwire’s Initial Markets, all 25 of which commenced operations prior to 2006, ended the third quarter of 2008 with approximately 226,000 subscribers. Service Revenue for the Initial Markets increased by 21 percent to $27.4 million for the quarter, versus $22.7 million in the third quarter of 2007. Service Revenue growth was driven by 10% year-over-year growth in subscribers, as well as increased delivery of new products and services.
Gross Margin for the group of Initial Markets increased to 77 percent for the 2008 third quarter, versus a Gross Margin of 74 percent for third quarter of 2007. The Initial Markets posted record Market EBITDA of $10.1 million and a Market EBITDA margin of 37 percent in the third quarter of 2008, a strong increase from the Market EBITDA margin of 10 percent for the group in the third quarter 2007. The Market EBITDA improvement resulted from Clearwire’s consistent focus on driving economies of scale and emphasis on containing SG&A expenses in the Initial Markets.
For the nine month year-to-date period ended September 30, 2008, Service Revenue in the Initial Markets increased 27 percent to $78.8 million from $62.0 million in the same nine month period in 2007. In addition, Gross Margin in the Initial Markets for the nine months was 77 percent compared to 74 percent in the same period last year. The additional market scale and focus on cost containment helped to significantly increase the Market EBITDA margin for the Initial Markets to 31 percent for the period, compared to 4 percent for the first nine months of 2007.
“We remain tremendously attuned to consistently improving execution and improving operational efficiencies in each of our markets,” added Wolff. “More than 70 percent of our 46 domestic operating markets are now Market EBITDA positive, and all of our U.S. markets as a group achieved a 13% Market EBITDA margin after turning Market EBITDA positive just last quarter. Our Initial Markets posted a record high Market EBITDA margin of 37 percent in the third quarter just ended. We believe our dependably strong market-level profitability demonstrates our business model is scalable and replicable, as evidenced by current margin achievement well in advance of the breadth of significantly enhanced services which will be enabled by our mobile WiMAX network.”
The following table summarizes Clearwire’s third quarter and nine months ended September 30, 2008 Initial Market results, versus the 2007 third quarter and nine month results.
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Initial Markets Performance
Summary of Income Statement Data (unaudited)
In thousands, unless otherwise noted

	Three Months Ended September 30			Nine Months Ended September 30
	2008	2007	%Change	2008	2007	%Change
CONDENSED INCOME STATEMENT
Total Revenue	$27,396	$22,728	21%	$78,824	$62,039	27%

Gross Margin	$21,138	$16,855	25%	$60,678	$45,998	32%
Gross Margin %	77%	74%		77%	74%

Market EBITDA	$10,075	$2,217	354%	$24,370	$2,723	795%
EBITDA %	37%	10%		31%	4%

KEY OPERATING METRICS (k for ‘000’s, MM for ‘000,000’s)
Total Subscribers	226k	206k		226k	206k
ARPU	$39.68	$37.64		$38.39	$37.33
Churn	2.7%	2.2%		2.4%	1.9%
CPGA	$293	$391		$324	$367
Covered POPS	4.6MM	4.3MM		4.6MM	4.3MM
Number of EBITDA positive markets	25	20		25	20
Management Webcast
Clearwire’s senior leadership team will discuss the company’s 2008 third quarter performance during a conference call and simultaneous webcast at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today. The call is expected to last approximately 45 minutes. To access today’s conference call, please call 800-573-4752, or outside the United States please call 617-224-4324. The conference call passcode is 54580242. The simultaneous webcast can be accessed via the Internet at http://investors.clearwire.com. The conference call will be archived and available for replay until midnight Eastern Time (9 p.m. Pacific Time), on November 24, 2008. To access the replay, please call 888-286-8010, or outside the United States dial 617-801-6888. The replay passcode is 25044718.
About Clearwire
Clearwire, founded in October 2003 by telecom pioneer Craig O. McCaw, is a provider of simple, portable and reliable wireless high-speed Internet service. Clearwire customers connect to the Internet using licensed spectrum, thus eliminating the confines of traditional cable or phone lines. Headquartered in Kirkland, Wash., the company launched its first market in August 2004 and now offers service in 50 markets across the U.S, as well as in Europe. For more information, visit www.clearwire.com
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Forward-Looking Statements
This release, and other written and oral statements made by Clearwire from time to time, contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding: future financial and operating performance and financial condition; proposed transactions; development and network launch; strategic plans and objectives; industry conditions; the strength of its balance sheet; and liquidity and financing needs. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:
•	We are an early-stage company with a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.

•	Our pending transactions with Sprint and several strategic investors are subject to several closing conditions that, if not satisfied, could result in the transactions not being completed.

•	The transaction agreement with Sprint and the strategic investors includes covenants that limit our ability to take certain actions prior to the completion of the transactions and that may cause our business and prospects to suffer if such transactions are not completed.

•	The transactions with Sprint and the investors may present significant challenges to our management that could divert management’s attention from day-to-day operations and have a negative impact on our business.

•	We may fail to realize all of the anticipated benefits of the transactions with Sprint and the strategic investors.

•	Our business plan will require us to raise substantial additional financing both in the near term and over the next five years or more.

•	We are committed to using commercially reasonable efforts to deploy wireless broadband networks based solely on mobile WiMAX technology once that technology meets certain specified performance criteria, even if there are alternative technologies available in the future that are technologically superior or more cost effective.

•	Our business plan contemplates migration of our pre-WiMAX network to a mobile WiMAX network, which may not be developed to our satisfaction.

•	We currently depend on our commercial partners to develop and deliver the equipment for our pre-WiMAX and mobile WiMAX networks.

•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

•	Craig McCaw and Intel Capital collectively control a majority of our combined voting power, and may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.
For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed on March 13, 2008 and our Quarterly Report on Form 10-Q filed on August 8, 2008. Clearwire assumes no obligation to update or supplement such forward-looking statements.
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IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC
In connection with the proposed transactions with Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc., and Bright House Networks, LLC, Clearwire filed a definitive proxy statement with the SEC on October 17, 2008. STOCKHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED TRANSACTIONS. The definitive proxy statement/prospectus was mailed to the stockholders of Clearwire beginning on October 21, 2008. Investors and security holders are able to obtain free copies of the proxy statement and other documents filed with the SEC by Clearwire through the web site maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and Clearwire’s other filings with the SEC also may be obtained from Clearwire, by directing a request to Investor Relations at (425) 216-4735. In addition, investors and security holders may access copies of the documents filed with the SEC by Clearwire on Clearwire’s website at www.clearwire.com.
Clearwire, Sprint and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Clearwire’s stockholders with respect to the transactions contemplated by the definitive agreement between Sprint, the Investors and Clearwire. Information regarding Clearwire’s directors and executive officers is contained in Clearwire’s Annual Report on Form 10-K for the year ended December 31, 2007 and its definitive proxy statement filed with the SEC on April 29, 2008 for its 2008 Annual Meeting of Stockholders, which are filed with the SEC. Information concerning Sprint’s directors and executive officers is set forth in the proxy statement dated March 27, 2008 for Sprint’s 2008 annual meeting of shareholders as filed with the SEC on Schedule 14A. You can obtain free copies of these documents from Clearwire and Sprint, respectively, using the contact information set forth above. Additional information regarding interests of such participants is included in the proxy statement filed with the SEC and available free of charge as indicated above.
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CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES	$60,839	$41,297	$170,930	$106,056
OPERATING EXPENSES:
Cost of goods and services (exclusive of a portion of depreciation and amortization shown below)	44,399	29,268	124,766	69,316
Selling, general and administrative expense	84,305	103,424	278,183	259,456
Transaction related expenses	4,932	—	15,156	—
Research and development	537	194	1,567	1,217
Depreciation and amortization	28,604	22,659	85,590	58,558
Spectrum lease expense	32,194	28,278	96,401	56,543

Total operating expenses	194,971	183,823	601,663	445,090

OPERATING LOSS	(134,132)	(142,526)	(430,733)	(339,034)

OTHER INCOME (EXPENSE):
Interest income	3,468	16,596	15,766	52,006
Interest expense	(24,726)	(28,813)	(79,031)	(76,542)
Foreign currency gains (losses), net	(517)	292	174	224
Loss on extinguishment of debt	—	(159,193)	—	(159,193)
Other-than-temporary impairment loss and realized loss on investments, net	(9,353)	(14,208)	(42,120)	(14,208)
Other income (expense), net	(517)	453	(1,726)	2,197

Total other expense, net	(31,645)	(184,873)	(106,937)	(195,516)

LOSS BEFORE INCOME TAXES, MINORITY INTEREST AND LOSSES FROM EQUITY INVESTEES	(165,777)	(327,399)	(537,670)	(534,550)
Income tax provision	(1,781)	(1,198)	(5,365)	(3,927)

LOSS BEFORE MINORITY INTEREST AND LOSSES FROM EQUITY INVESTEES	(167,558)	(328,597)	(543,035)	(538,477)
Minority interest in net loss of consolidated subsidiaries	1,061	994	3,406	2,961
Losses from equity investees	(78)	(1,034)	(2,389)	(3,841)

NET LOSS	$(166,575)	$(328,637)	$(542,018)	$(539,357)

Net loss per common share, basic and diluted	$(1.01)	$(2.01)	$(3.30)	$(3.44)

Weighted average common shares outstanding, basic and diluted	164,232	163,586	164,145	156,940

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CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$242,910	$876,752
Short-term investments	124,959	67,012
Restricted cash	1,205	1,077
Accounts receivable, net of allowance of $994 and $787	5,202	3,677
Notes receivable, short-term	—	2,134
Inventory	2,786	2,312
Prepaids and other assets	28,301	36,748

Total current assets	405,363	989,712
Property, plant and equipment, net	650,339	572,329
Restricted cash	8,636	11,603
Long-term investments	55,278	88,632
Notes receivable, long-term	4,862	4,700
Prepaid spectrum license fees	516,773	457,741
Spectrum licenses and other intangible assets, net	486,895	480,003
Goodwill	35,451	35,666
Investments in equity investees	12,135	14,602
Other assets	38,312	30,981

TOTAL ASSETS	$2,214,044	$2,685,969

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$99,708	$102,449
Deferred rent-current	697	24,805
Deferred revenue	11,818	10,010
Current portion of long-term debt	12,500	22,500

Total current liabilities	124,723	159,764
Long-term debt	1,225,000	1,234,375
Deferred tax liabilities	47,338	43,107
Other long-term liabilities	148,226	71,385

Total liabilities	1,545,287	1,508,631
MINORITY INTEREST	10,181	13,506

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001, 5,000,000 shares authorized; no shares issued or outstanding
Common stock, par value $0.0001, and additional paid-in capital, 350,000,000 shares authorized; Class A, 135,806,518 and 135,567,269 shares issued and outstanding	2,133,037	2,098,155
Class B, 28,596,685 shares issued and outstanding	234,376	234,376
Accumulated other comprehensive income, net	19,213	17,333
Accumulated deficit	(1,728,050)	(1,186,032)

Total stockholders’ equity	658,576	1,163,832

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,214,044	$2,685,969

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CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASHFLOWS
(In thousands)

	For the Nine Months Ended
	September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(542,018)	$(539,357)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for uncollectible accounts	5,244	3,631
Depreciation and amortization	85,590	58,558
Amortization of prepaid spectrum license fees	29,695	16,962
Amortization of deferred financing costs and accretion of debt discount	4,748	19,234
Share-based compensation	33,739	28,600
Other-than-temporary impairment loss and realized loss on investments	42,120	14,208
Deferred income taxes	5,365	3,901
Non-cash interest on swaps	2,512	—
Minority interest	(3,406)	(2,961)
Losses from equity investees, net	1,796	3,841
Loss on extinguishment of debt	—	159,193
Loss on other asset disposals	13,949	531
Impairment of equity investment	1,397	—
Gain on sale of equity investment	—	(2,213)
Changes in assets and liabilities, net:
Prepaid spectrum license fees	(87,224)	(183,776)
Inventory	(951)	(2,331)
Accounts receivable	(6,829)	(3,954)
Prepaids and other assets	(3,984)	(15,716)
Accounts payable	8,011	26,544
Accrued expenses and other liabilities	39,668	16,617

Net cash used in operating activities	(370,578)	(398,488)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(178,367)	(279,198)
Payments for acquisitions of spectrum licenses and other	(13,719)	(212,353)
Purchases of available-for-sale investments	(323,225)	(1,144,293)
Sales or maturities of available-for-sale investments	266,532	1,478,252
Purchase of minority interest	—	(1,173)
Investments in equity investees	(760)	(5,293)
Receipt (issuance) of notes receivable, related party	1,500	(2,000)
Restricted cash decrease (increase), net	2,839	(3,323)
Restricted investments	—	85,670
Business acquisitions, net of cash acquired	—	(7,067)
Proceeds from sale of business, net of cash	—	2,250
Proceeds from sale of equity investment and other assets	—	1,000

Net cash used in investing activities	(245,200)	(87,528)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock for IPO and other, net	—	556,005
Proceeds from issuance of common stock for option and warrant exercises	1,167	4,610
Proceeds from issuance of debt	—	1,000,000
Financing fees	—	(66,954)
Principal payments on long-term debt	(19,375)	(745,696)
Contributions from minority interests	—	15,000

Net cash (used in) provided by financing activities	(18,208)	762,965
Effect of foreign currency exchange rates on cash and cash equivalents	144	(696)

Net (decrease) increase in cash and cash equivalents	(633,842)	276,253
CASH AND CASH EQUIVALENTS:
Beginning of period	876,752	438,030

End of period	$242,910	$714,283

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income taxes	$—	$24
Cash paid for interest	92,335	91,229
NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock and warrants issued for spectrum licenses	$—	$21,379
Common stock and warrants issued for business acquisitions	—	15
Fixed asset purchases in accounts payable	4,744	10,672
Non-cash dividends to related party	—	1,465

Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The company utilizes certain financial measures which are widely used in the telecommunications industry and are not calculated based on accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.
(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as consolidated operating loss less depreciation and amortization. Adjusted EBITDA is defined as consolidated operating loss less depreciation and amortization less transaction related expenses less non-cash expenses including share-based compensation expense, non-cash tower/office rent expense and non-cash spectrum lease expense.

	Three Months Ended September 30		Nine Months Ended September 30
(in thousands)	2008	2007	2008	2007
Operating Loss	$(134,132)	$(142,526)	$(430,733)	$(339,034)
Depreciation and Amortization	28,604	22,659	85,590	58,558

EBITDA Loss	(105,528)	(119,867)	(345,143)	(280,476)

Non-Cash Items and Transaction Related Expenses
Transaction Related Expenses	4,932	—	15,156	—
Share-Based Compensation	9,995	10,398	33,739	28,600
Non-Cash Tower/Office Rent Expense	8,254	5,559	18,505	11,245
Non-Cash Spectrum Lease Expense	9,464	19,776	48,337	34,756

Non-Cash Items and Transaction Related Expenses	32,645	35,733	115,736	74,601

Adjusted EBITDA	$(72,883)	$(84,134)	$(229,407)	$(205,875)

In a capital-intensive industry, management believes Adjusted EBITDA, as well as the associated percentage margin calculation, to be meaningful measures of the company’s operating performance. We use Adjusted EBITDA as a supplemental performance measure because management believes it facilitates comparisons of the company’s operating performance from period to period and comparisons of the company’s operating performance to that of other companies by backing out potential differences caused by transaction related expenses and non-cash items such as share-based compensation and non-cash expenses related to long-term leases. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance, management also uses Adjusted EBITDA for business planning purposes and in measuring our performance relative to that of our competitors. In addition, we believe that Adjusted EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of our financial performance over time and to compare our financial performance with that of other companies in our industry.
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(2) ARPU is service revenue, less legacy businesses revenue (businesses that were acquired through the acquisition of entities) and CPE (Customer Premise Equipment) revenue divided by the average number of subscribers in the period divided by the number of months in the period.

	Three Months Ended September 30		Nine Months Ended September 30
(in thousands)	2008	2007	2008	2007
ARPU
Service Revenue	$60,839	$41,297	$170,930	$106,056
Legacy Business Revenue	(3,438)	(4,433)	(11,681)	(11,370)
CPE Revenue	(860)	(687)	(2,757)	(1,757)

ARPU Revenue	56,541	36,177	156,492	92,929

Average Customers	466	322	447	278
Months in Period	3	3	9	9
ARPU	$40.43	$37.41	$38.92	$37.13

Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees affect average revenue per customer, and to assist in forecasting future service revenue. In addition, ARPU provides management with a useful measure to compare our customer revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently.
(3) Churn, which measures customer turnover, is calculated as the number of subscribers that terminate service in a given month divided by the average number of subscribers in that month. Subscribers that discontinue service in the first 30 days of service for any reason, or in the first 90 days of service under certain circumstances, are deducted from our gross customer additions and therefore not included in the churn calculation.
Management uses churn to measure retention of our subscribers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. We believe investors use churn primarily as a tool to track changes in our customer retention. Other companies may calculate this measure differently.
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(4) CPGA (Cost per Gross Addition) is selling, general and administrative costs less general and administrative costs and legacy businesses costs, plus CPE and PC Card equipment subsidy, divided by gross customer additions in the period.

	Three Months Ended September 30		Nine Months Ended September 30
(in thousands)	2008	2007	2008	2007
CPGA
Selling, General and Administrative	$84,305	$103,424	$278,183	$259,456
G&A and Other	(66,190)	(70,830)	(208,534)	(178,182)

Total Selling Expense	18,115	32,594	69,649	81,274

Total Gross Adds	50	70	180	191
Total CPGA	$360	$462	$387	$426

Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new subscribers. Other companies may calculate this measure differently.
(5) Market EBITDA is defined as the EBITDA (see definition (1) EBITDA and Adjusted EBITDA) in the markets. This calculation does not include an allocation of corporate general and administrative expenses or spectrum lease expense.
(6) Adjusted Net Loss and Adjusted Net Loss per share are non-GAAP financial measures and are defined as Net Loss and Net Loss Per Share excluding Transaction related expenses, Loss on extinguishment of debt and Other-than-temporary impairment loss and realized loss on investments.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2008	2007	2008	2007
NET LOSS	$(166,575)	$(328,637)	$(542,018)	$(539,357)
Transaction related expenses	4,932	—	15,156	—
Loss on extinguishment of debt	—	159,193	—	159,193
Other-than-temporary impairment loss and realized loss on investments	9,353	14,208	42,120	14,208

ADJUSTED NET LOSS	$(152,290)	$(155,236)	$(484,742)	$(365,956)

Net loss per common share, basic and diluted	$(1.01)	$(2.01)	$(3.30)	$(3.44)

Adjusted Net loss per common share, basic and diluted	$(0.93)	$(0.95)	$(2.95)	$(2.33)

Weighted average common shares outstanding, basic and diluted	164,232	163,586	164,145	156,940

Adjusted Net Loss and Adjusted Net Loss per share are used by management to facilitate comparisons of the company’s operating performance between and among periods. Since it removes Transaction related expenses, Loss on extinguishment of debt and Other-than-temporary impairment loss and realized loss on investments, it also facilitates measuring our performance to that of our competitors and comparisons to other companies.
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